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                                                                    EXHIBIT 21.1

JABIL CIRCUIT, INC. SUBSIDIARIES
Ownership is 100% except where designated

Jabil Circuit Limited (United Kingdom)
Jabil Circuit Sdn. Bhd. (Malaysia)
Jabil Circuit of Michigan, Inc. (Michigan, USA)
Jabil Circuit de Mexico, S.A. de C.V. (Mexico)
Jabil Circuit de Chihuahua S.A. de C.V. (Mexico)
Jabil Partners (Scotland)
Jabil Circuit Luxembourg, SARL (Luxembourg)
Jabil Circuit Gyarto K.F.T. (Hungary)
Jabil Global Services, Ltd. (Ireland)
Jabil Circuit (BVI) Inc. (British Virgin Islands)
Jabil Circuit Srl, (Italy)
Jabil MPC, LLC (Florida, USA)
Jabil Circuit of Texas, LP (Florida, USA)
Jabil Circuit Financial, Inc. (Delaware, USA)
Jabil Circuit Holding Ltda, LLC (Brazil)
Jabil Circuit do Brasil Ldda., LLC (Brazil)
Jabil Texas Holdings LLC (Florida, USA)
Jabil Global Services, Inc. (Florida, USA)
Digitek Electronics Ltd (Hong Kong)
GET Manufacturing USA, Inc. (USA)
GET Manufacturing Europe S.A. (Belgium)
General Electronic Development, Ltd. (Hong Kong)
Jabil Circuit Services Ltd. (Hong Kong)
Jabil Circuit China Manufacturing Ltd. (Guernsey)
Jabil Circuit (PanYu) Ltd. (China)
Jabil Mexico S.A. de C.V. (Mexico)
Jabil Circuit China Limited (Hong Kong)
Jabil Circuit GMBH (Germany)
Skytop International Ltd. (Hong Kong)
CGE International Ltd. (Hong Kong)